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                                                                     EXHIBIT 3.1

                             AMENDED AND RESTATED

                         CERTIFICATE OF INCORPORATION

                                      OF

                        NETSOURCE COMMUNICATIONS, INC.

     NetSource Communications, Inc., a corporation organized and existing under the laws of the State of Delaware, does hereby certify:

     1. The name of the corporation is NetSource Communications, Inc. The original Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on November 20, 1995 (formerly MTC Telecommunications, Inc.).

     2. This Amended and Restated Certificate of Incorporation restates and integrates and further amends the provisions of the corporation's Certificate of Incorporation as heretofore amended. The amendments and restatement herein set forth have been duly approved by the Board of Directors in accordance with Sections 242 and 245 of the General Corporation Law of Delaware and by the written consent of a majority of the stockholders of the corporation and a majority of the holders of each class entitled to a class vote thereon in accordance with the provisions of Sections 228 and 242 of the General Corporation Law of Delaware.

     3. The text of the Certificate of Incorporation is hereby restated and further amended to read in its entirety as follows:

     FIRST.     The name of the corporation is NetSource Communications, Inc.

     SECOND.    The address of the corporation's registered office in the State of Delaware is 1209 Orange Street, Wilmington, County of New Castle, Delaware 19801. The name of its registered agent at such address is Corporation Trust Company.

     THIRD.     The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

     FOURTH.    The corporation is authorized to issue two classes of stock to be designated, respectively, "Common Stock" and "Preferred Stock". The total number of shares that the corporation is authorized to issue is One Hundred and Ten Million (110,000,000) shares, consisting of One Hundred
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Million (100,000,000) shares of Common Stock, par value $0.001 per share, and
Ten Million (10,000,000) shares of Preferred Stock, par value $0.001 per share.

     The Preferred Stock may be issued from time to time in one or more series. The Board of Directors is hereby authorized to fix or alter from time to time the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof, including without limitation the dividend rights, dividend rate, conversion rights, voting rights, rights and terms of redemption (including sinking fund provisions), redemption price or prices, and the liquidation preferences of any wholly unissued series of Preferred Stock, and to establish from time to time the number of shares constituting any such series and the designation thereof, or any of them; and to increase or decrease the number of shares of any series subsequent to the issuance of shares of that series, but not below the number of shares of such series then outstanding. In case the number of shares of any series shall be decreased in accordance with the foregoing sentence, the shares constituting such decrease shall resume the status that they had prior to the adoption of the resolution originally fixing the number of shares of such series.

     FIFTH. The number of directors which constitute the entire Board of Directors of the corporation shall be as specified in the bylaws of the corporation. At each annual meeting of stockholders, directors of the corporation shall be elected to hold office until the expiration of the term of which they are elected and until their successors have been dully elected and qualified; except that if any such election shall not be so held, such election shall take place at a stockholders' meeting called and held in accordance with the General Corporation Law of Delaware.

     Effective as of the date of the first regularly-scheduled annual meeting of the stockholders following the closing of this corporation's initial public offering (the "Closing Date"), the directors of the corporation shall be divided into three classes as nearly equal in size as is practicable, hereby designated Class I, Class II and Class III. The term of office of the initial Class I directors shall expire at the second annual meeting of the stockholders following the Closing Date, the term of office of the initial Class II directors shall expire at the third annual meeting of the stockholders following the Closing Date and the term of office of the initial Class III directors shall expire at the fourth annual meeting of the stockholders following the Closing Date. At each annual meeting of stockholders, commencing with the second regularly-scheduled annual meeting of stockholders following the Closing Date, each of the successors elected to replace the directors of a Class whose term shall have expired at such annual meeting shall be elected to hold office until the third annual meeting next succeeding his or her election and until his or her respective successor shall have been duly elected and qualified .

     If the number of directors is hereafter changed, any newly created directorships or decrease in directorships shall be so apportioned among the classes as to make all classes as nearly equal in number as is practicable, provided that no decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

     Any director may be removed from office by the stockholders of the corporation only for cause.

                                     -2-


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     Vacancies occurring on the Board of Directors for any reason and newly created directorships resulting from an increase in the authorized number of directors may be filled only by vote of a majority of the remaining members of the Board of Directors, although less than a quorum, at any meeting of the Board of Directors. A person so elected by the Board of Directors to fill a vacancy or newly created directorship shall hold office until the next election of the Class for which such director shall have been chosen and until his or her successor shall have been duly elected and qualified.

     SIXTH.    The Board of Directors of the corporation is expressly authorized to adopt, amend or repeal the bylaws of the corporation (except as may be otherwise provided in the bylaws), but the stockholders may make additional bylaws and may alter or repeal any bylaw whether adopted by them or otherwise.

     SEVENTH. Elections of directors need not be by written ballot except and to the extent provided in the bylaws of the corporation.

     EIGHTH.   A director of the corporation shall not be liable to the
corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the General Corporation Law of Delaware as the same exists or may hereafter be amended. Any repeal or modification of this Article EIGHTH shall not adversely affect any right or protection of a director of the corporation existing hereunder with respect to any act or omission occurring prior to such repeal or modification.

     NINTH.   Stockholders of the corporation may not take action by written consent in lieu of a meeting but must take any actions at a duly called annual or special meeting.

     TENTH.    Notwithstanding any other provisions of this Amended and Restated
Certificate of Incorporation or any provision of law which might otherwise permit a lesser vote or no vote, but in addition to any affirmative vote of the holders of the capital stock required by law or this Amended and Restated Certificate of Incorporation, the affirmative vote of the holders of at least two-thirds (2/3) of the combined voting power of all of the then-outstanding shares of the corporation entitled to vote shall be required to alter, amend or repeal Articles FIFTH, SIXTH, SEVENTH, EIGHTH, NINTH and TENTH.

     ELEVENTH. The corporation reserves the right to amend, alter, change or repeal any provision contained in this Amended and Restated Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

                                      -3-

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      THE UNDERSIGNED, being the President and Chief Executive Officer of the corporation, does make this certificate, hereby declaring and certifying that this is his act and deed and the facts herein stated are true, and accordingly, has hereunto set his hand this __th day of _______________, 1996.


                                       NetSource Communications, Inc.


                                       ----------------------------------------
                                       Edward Brinskele, Chairman




Attest:



-------------------------
Evan Kraus, Secretary